Exhibit 12.1

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES
Schedule of computation of Ratio and Earnings to Fixed Charges and Preferred Stock Dividends
(Dollars in thousands, except ratios)

	Six Months ended June 30,		Years ended December 31,
	2015		2014		2013		2012		2011
Earnings:
Income before discontinued operations	$115,295		$134,438		$140,882		$127,653		$46,958
Interest expense	98,348		164,551		116,524		111,888		103,168
Total earnings	$213,643		$298,989		$257,406		$239,541		$150,126

Fixed charges:
Interest expense	$98,348		$164,551		$116,524		$111,888		$103,168
Capitalized interest	8,265		22,510		16,486		10,346		8,240
Preferred stock dividends	2,627		5,291		5,472		5,472		4,753
Perpetual preferred unit distributions	—		—		—		—		1,650
Total fixed charges and preferred
stock dividends and preferred unit distributions	$109,240		$192,352		$138,482		$127,706		$117,811

Ratio of earnings to fixed charges
(excluding preferred stock dividends
and preferred unit distributions)	2.00	X	1.60	X	1.94	X	1.96	X	1.35	X

Ratio of earnings to combined fixed
charges and preferred stock dividends and
preferred unit distributions	1.96	X	1.55	X	1.86	X	1.88	X	1.27	X

ESSEX PORTFOLIO, L.P. AND SUBSIDIARIES
Schedule of computation of Ratio and Earnings to Fixed Charges and Preferred Unit Distributions
(Dollars in thousands, except ratios)

	Six Months ended June 30,		Years ended December 31,
	2015		2014		2013		2012		2011
Earnings:
Income before discontinued operations	$115,295		$134,438		$140,882		$127,653		$46,958
Interest expense	98,348		164,551		116,524		111,888		103,168
Total earnings	$213,643		$298,989		$257,406		$239,541		$150,126

Fixed charges:
Interest expense	$98,348		$164,551		$116,524		$111,888		$103,168
Capitalized interest	8,265		22,510		16,486		10,346		8,240
Preferred interest distributions	2,627		5,291		5,472		5,472		4,753
Perpetual preferred unit distributions	—		—		—		—		1,650
Total fixed charges and preferred
interest and preferred unit distributions	$109,240		$192,352		$138,482		$127,706		$117,811

Ratio of earnings to fixed charges
(excluding preferred interest
and preferred unit distributions)	2.00	X	1.60	X	1.94	X	1.96	X	1.35	X

Ratio of earnings to combined fixed
charges and preferred interest and
preferred unit distributions	1.96	X	1.55	X	1.86	X	1.88	X	1.27	X